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                                                                   EXHIBIT 10.14

                        MORTGAGE LOAN PURCHASE AGREEMENT


        THIS Mortgage Loan Purchase Agreement (the "Agreement"), is made and entered into as of May 1, 1998 by and between RealTrust Asset Corporation ("Purchaser") and CMG Funding Corp. ("Seller").


                                   WITNESSETH

        WHEREAS, Seller is engaged in the business of originating and selling mortgage loans secured by real property; and

        WHEREAS, Purchaser may desire to purchase from Seller from time to time certain of those mortgage loans; and

        WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the transactions will be effected.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the Purchaser and Seller agree as follows:

        SECTION 1. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               Acquisition Cost: Amount paid by Seller to acquire mortgage loans whether from its customers through its wholesale production operation, either on a flow or bulk basis or from Seller's retail operations.

               Agreement: This Mortgage Loan Purchase Agreement and all amendments hereof and supplements hereto.

               Assignment of Security Instrument: Assignment of all Seller's rights, title and interest in and to a Security Instrument for the benefit of Purchaser, in a form acceptable to Purchaser, to be executed by Seller in connection with each Mortgage Loan purchased hereunder, as applicable.

               Custodian: Such nationally recognized bank or financial institution as Purchaser may designate in writing from time to time.

               Document Delivery Procedures: Procedures established by Purchaser for the delivery of Loan Documents evidencing Loans to be purchased hereunder, attached hereto as Exhibit "B", as may be amended from time to time by Purchaser in its sole discretion.

               Mortgage Loans: Each Mortgage Loan identified in the Schedule of Loans Delivered that, from time to time, are subject to this Agreement.

               Mortgage Loan Documents: For any Mortgage Loan, at least the documents listed on Exhibit "B" hereto, as well as any other documents in Seller's possession relating to the Mortgage Loan.


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               Mortgaged Premises: The fee simple interest in real property for each Mortgage Loan purchased which shall consist only of real property improved by one-to-four family residences, covered by a Security Instrument and securing an Obligor's indebtedness under the related Note.

               Note: Instrument evidencing the indebtedness of the Obligor under a Mortgage Loan.

               Obligor: The borrower or borrowers under a Note, any other person or entity who owes payments under a Note, or a subsequent owner of Mortgaged Premises who has assumed the respective Security Instrument.

               Purchase Date: The funding date for the purchase of Mortgage Loans hereunder as agreed to by the parties in writing on the Schedule of Loans Delivered.

               Schedule of Loans Available: A list of Mortgage Loans available for sale that at a minimum includes the loan number, borrower name, and loan amount, and such other pertinent information that Purchaser deems reasonably necessary in the circumstances, and that is also readily available to Seller.

               Schedule of Loans Delivered: A listing of Mortgage Loans from any Schedule of Loan Available to Purchaser desires to acquire.

               Security Instrument: All deeds of trust, deeds to secure debt, trust deeds or mortgages, as applicable securing repayment of the indebtedness evidenced by a Note executed by an Obligor for a Mortgage Loan purchased hereunder, as applicable.

               Servicing Transfer Date: The date for the transfer of servicing of Mortgage Loans from Seller to Purchaser as agreed to by the parties in writing on the Schedule of Loans Delivered. Unless otherwise agreed to in writing, the Servicing Transfer Date will be the Purchase Date.

        SECTION 2. Right of First Refusal. Agreement to Sell and Purchase.

               (a) During the term hereof, Seller agrees to offer to Purchaser the right of first refusal to purchase any and all Mortgage Loans originated or acquired by Seller, except those Mortgage Loans which Seller is obligated to sell to ContiFinancial Corporation pursuant to that certain Investment Banking Services Agreement dated as of December 17, 1996, as amended. Seller shall, not less frequently than every two weeks, prepare and deliver to Purchaser a Schedule of Loans Available setting forth all Mortgage Loans originated or acquired by Seller and available for sale (or expected to be available for sale). Upon receipt of any Schedule of Loans Available, Purchaser shall, within 10 business days, determine which, if any, of the Mortgage Loans thereon that it desires to acquire. within such 10-day period Purchaser shall deliver a completed Schedule of Loans Delivered identifying the desired Mortgage Loans. If Purchaser does not deliver a Schedule of Loans Delivered within 10 days after its receipt of a Schedule Loans Available, Seller shall be permitted to sell such Mortgage Loans to third parties. The price of any Mortgage Loan purchase shall be as set forth in subsection (c) below.

               (b) Pursuant to the terms of this Agreement, Seller hereby agrees to sell, transfer, assign, set over and convey to the Purchaser, subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans and the Purchaser hereby agrees to purchase the Mortgage Loans listed on the Schedule of Mortgage Loans Delivered.

               (c) The Purchase Price paid by Purchaser to Seller for Mortgage Loans shall be as follows:

                      The Acquisition Cost for the Mortgage Loans plus a percentage of the unpaid principal balance of the Mortgage Loans delivered to the Purchaser under this Agreement. Such percentage will be agreed to by an officer of both Seller and Purchaser and may change based on the nature of Mortgage Loans being purchased. The Purchase Price will be presented to the Board of Directors of both Seller and Purchaser at their regularly scheduled meetings for review and approval. Acquisition Cost for Mortgage Loans will be determined by Seller and communicated at least weekly to Purchaser in writing via its wholesale rate sheet. An officer of the Purchaser must approve any variations to the Acquisition Cost as published in writing.

               (d) Unless otherwise agreed to by the parties hereto, the sale of Mortgage Loans hereof shall be made on a "servicing released" basis and shall constitute a transfer by Seller to Purchaser of all rights of every kind with respect to the servicing of each Mortgage Loan. Unless otherwise agreed to by both parties hereto, this transfer of servicing rights to Purchaser will be effective as of the Servicing Transfer Date.


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               (e) Unless otherwise agreed to by the parties hereto, the amount of Mortgage Loans to be acquired by Purchaser from Seller is limited to $1 billion annually.

        SECTION 2.1. Assignment of Servicing. Seller hereby assigns and releases all servicing rights and responsibilities including without limitation, all rights to receive servicing fees and other servicing-related income and benefits, with respect to each Mortgage Loan purchased under this Agreement to and for the benefit of Purchaser, as of the Servicing Transfer Date.

        SECTION 2.2. Interim Servicing. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the actual servicing of any Mortgage Loan can not be transferred on the Purchase Date due to the requirements governing the timing of notice of transfer of servicing under the Real Estate Settlement Procedures Act and Regulation X thereunder, or as otherwise agreed by the Seller and the Purchaser, Seller shall service such Mortgage Loans as a subservicer on behalf and for the benefit of Purchaser pursuant to the terms and conditions of this Section 2.2. Seller shall service such Mortgage Loans from and after the Purchase Date until the Servicing Transfer Date in compliance with reasonable and customary servicing practices and procedures of prudent loan servicers that service Mortgage Loans similar to the Mortgage Loans. Within three business days after the Servicing Transfer Date, Seller shall remit to Purchaser, by wire, all amounts received by Seller prior to and including the Servicing Transfer Date, (including without limitation monies received or held in reserve for the payment of taxes, insurance premiums or other charges in connection with the Mortgage Loan, plus interest thereon) together with the following: (a) a summary of remittances; (b) a trial balance of Mortgage Loans, (c) a monthly collection report, and (d) as appropriate, arrears and prepayment reports.

        SECTION 2.3. Relationship between Purchaser and Seller. Seller is acting as an independent contractor and not as an agent of the Company for purposes of purchasing Mortgage Loans and selling such Mortgage Loans to Purchaser. Purchaser and Seller are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. In that regard, this Agreement is not intended to be an exclusive arrangement. Unless otherwise agreed to by both parties, nothing herein shall prevent Seller from engaging in other businesses or from rendering other services of any kind to any other person or entity, including the sale of its Mortgage Loans, or the servicing of loans. In the event that Purchaser seeks a commitment from Seller to acquire all of Seller's mortgage loan production for some period of time, Seller must receive approval from it's Board of Directors and receive appropriate compensation for such a commitment.

        SECTION 2.4. Term of Agreement. This Agreement will automatically terminate on December 31, 2003, unless both Purchaser and Seller agree in writing to extend the Agreement, after receiving approval by their respective Board of Directors.

        SECTION 3. Delivery of Documents and Other Information. Seller will deliver to the Custodian the Mortgage Loan Documents and upon receipt by Seller of the Purchase Price, Seller will instruct the Custodian to release the Mortgage Loan Documents to Purchaser.

        SECTION 4. Representations and Warranties of the Seller with Respect to Authority and Other Matters. Seller hereby makes as of the Purchase Date the following representations and warranties:

                (a) Seller has not dealt with any broker or agent or other parties who might be entitled to a fee or commission in connection with this transaction other than Purchaser or its affiliates;

                (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power necessary to carry on its business as now being conducted; Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered


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                        pursuant to this Agreement) by the Seller and the
                        consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller, and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

                (c) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of all documents by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provision in effect in any applicable jurisdiction;

                (d) Neither the execution and delivery of this Agreement, the sale of Mortgage Loans to the Purchaser, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                (e) There is no action, suit, proceeding or investigation pending, or to the Seller's knowledge threatened against the Seller that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or that would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

                (f) No consent, approval, authorization or order of any court or governmental agency is required for the execution, delivery and performance by the Seller, or compliance by the Seller, with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Purchase Date. However, Seller's participation in this Agreement will be approved by its Board of Directors;

                (g) Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding mortgage loans in its portfolio as to which representations and warranties in this Section of the Agreement could be made;

                (h) Seller will treat the disposition of the Mortgage Loans as a sale of assets for financial accounting and reporting purposes;

                (i) Seller is the sole owner of, and has the full right to sell to the Purchaser, all rights with respect to the servicing of the Mortgage Loans following the Purchase Date;

                (j) Seller will not solicit any of the borrowers listed on the Schedule of Loans Delivered in order to refinance their mortgage loan without prior written approval from the Purchaser; and


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                (k)     Seller hereby warrants that it is compliance with all
                        applicable licensing requirements of federal, state, and local governmental authorities, including, without limitation, any such requirements in the jurisdictions in which each Mortgaged Premises is located.

        SECTION 4.1 Representations and Warranties of the Seller Regarding Individual Mortgage Loans. Seller hereby represents and warrants to Purchaser with respect to each Mortgage Loan that, as of the Purchase Date thereof:

                (a) The information set forth on the Schedule of Loans Delivered is complete, true and correct in all material respects.

                (b) All policies of title insurance, hazard insurance, and flood insurance respecting such Mortgage Loan and the related premises and improvements thereon are in full force and effect, have been fully paid and have been issued by sound and financially responsible insurance companies, duly licensed and qualified to transact business, and are in such amounts as are reasonably required by Purchaser or as required by law. All such policies insure Seller, among others, as loss payee thereunder, in a form such that it may be endorsed to Purchaser as loss payee as required hereunder, and there are no facts or circumstances which could provide a basis for revocation of any policies or defense to any claims made thereon. If such Property is located in a flood area identified by the Federal Emergency Management Agency ("FEMA") pursuant to the National Flood Insurance Act of 1968, as amended, (the "Act") a flood insurance policy issued by FEMA, or one conforming to the requirements of the Federal Housing Administration, has been obtained and complies with this Subsection (b) and the Act.

                (c) The Mortgage Loan is secured by a valid, existing and enforceable lien on the Mortgaged Premises, including improvements with respect to the foregoing. The Security Instrument is subject only to the lien of (a) current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the title insurance policy and which do not adversely affect the appraised value of the Mortgaged Premises set forth in such appraisal; and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Instrument or the use, enjoyment, value or marketability of the related Mortgaged Premises;

                (d) The Note and the Security Instrument are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms subject to bankruptcy, reorganization or other similar laws. All parties to the Note and the Security instrument had legal capacity to enter into the Mortgage Loan and to execute and deliver the Note and the Security Instrument, and the Note and the Security Instrument have been duly and properly executed by such parties;

                (e) The terms of the Note and the Security instrument have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interest of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver has been approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Schedule of Loans Delivered. No borrower has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of


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                        the Mortgage Loan Documents delivered to the Custodian
                        and the terms of which are reflected in the Schedule of Loans Delivered.

                (f) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Security Instrument, or the exercise of any right thereunder, render either the Note or the Security instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                (g) There are no defaults in complying with the terms of the Security Instruments, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the borrower, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Note or date of disbursement of the Mortgage Loan proceeds, whichever is later;

                (h) Requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

                (i) The Security Instrument has not been satisfied, canceled, subordinated or rescinded in whole or in part, and the Mortgaged Premises has not been released from the lien of the Security Instrument, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                (j) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and disbursements of any escrow funds thereof have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Security Instrument were paid, and the Borrower is not entitled to any refund of any amounts paid or due under the Note or Security Instrument;

                (k) Seller is the sole owner of the Mortgage Loan and there has not been any other sale or assignment thereof. The related Note and Security Instrument delivered to Purchaser are the only executed copies thereof.

                (l) There is no default, breach, violation or event of acceleration existing under the Security Instrument or the Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

                (m) There are no mechanics' liens or claims which have been filed for work, labor or material affecting the Mortgaged Premises which are or may be liens prior to or equal to the lien of the related Security Instrument;


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                (n)     There is no proceeding pending for total or partial
                        condemnation of the related Mortgaged Premises or any part thereof and such Mortgaged Premises are free of material damage. No improvement encumbered by such Mortgage Loan is in violation of any applicable zoning law or regulation, building code or any valid restrictive or protective covenant or setback line. No improvement on such Mortgaged Premises is a mobile home or manufactured home unless specifically approved by Purchaser in writing prior to purchase;

                (o) The Mortgage Loan was underwritten generally in accordance with the underwriting guidelines of the Seller as presented to the Purchaser;

                (p) The related Security Instrument contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Premises of the benefits of the security provided thereby, including: (a) in the case of a Security Instrument designated as a deed of trust, by trustee's sale; and
                        (b) otherwise by judicial foreclosure. In the event that such Security Instrument constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and is named in the Security Instrument or has been substituted in accordance with applicable law and no fees or expenses will become payable by Purchaser to such trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

                (q) The origination and collection practices used with respect to the Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and escrow payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangement for repayment thereof have not been made. All escrow payments have been calculated and collected in full compliance with state and federal law;

                (r)     Such Mortgage Loan does not fall within the coverage of
                        Section 103(aa) of the Truth-in- Lending Act, as amended, nor Section 226.32 of Federal Reserve Board Reg Z, as amended, which govern certain mortgages commonly known as "high cost mortgages" or "Section 32 loans";

                (s) The Mortgage Premises is free from any and all toxic or hazardous substances, and there exists no violation of any local, state or federal environmental law, rule or regulation; and

                (t) No prepayment penalty, as set forth in the terms of the Note and Security instrument, has been waived or limited before or after an interest rate change date.

        SECTION 5. Representations and Warranties of the Purchaser. The Purchaser hereby makes as of the Purchase Date the following representations and warranties:

                (a) Purchaser is acquiring Mortgage Loans for its own account only and not for any other person;

                (b) The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;


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                (c)     The Purchaser is a corporation duly organized, validly
                        existing and in good standing under the laws of the State of Maryland with full corporate power necessary to carry on its business as now being conducted; the Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Purchaser, and all requisite corporate action has been taken by the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms;

                (d) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser;

                (e) Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by- laws or any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

                (f) There is no action, suit, proceeding or investigation pending, or to the Purchaser's knowledge threatened against the Purchaser that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Purchaser, or in any material impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or result in any material liability on the part of the Purchaser, or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Purchaser contemplated herein, or that would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement; and

                (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the acquisition of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Purchase Date. However, Purchaser's participation in this Agreement will be approved by its Board of Directors.

        SECTION 6. Remedies. In the event that a party discovers a breach of a representation and warranty set forth in Section 4, Section 4.1 or Section 5 that materially and adversely affects the value of any of the Mortgage Loans or the interest of the Purchaser therein, such party shall give prompt notice to the other parties hereto. The party in breach shall have 60 days, after receipt of notice of such breach, in which to cure in all material respects such breach. In the event that the Seller is unable to cure in all material respects a breach of a representation and warranty set forth in Section 4 or Section 4.1 as to any Mortgage Loans, then the Seller shall promptly repurchase each affected Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest thereon at the gross coupon rate through the date of repurchase (the Repurchase Date). In the event that the Seller repurchases a Mortgage Loan such Mortgage Loan will be returned to the Seller.

        As an additional remedy, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs


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and expenses arising out of or resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (a) a breach by the Seller of any of its covenants, representation or warranties contained in this Agreement or (b) the servicing of any Mortgage Loan prior to the transfer of servicing.

        The Purchaser shall indemnify the Seller and hold it harmless against any losses, damages, penalties, fines, forfeiture, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, (a) a breach by the Purchaser of any of its covenants, representations or warranties contained in this Agreement or (b) the servicing of any Mortgage Loan following the transfer of servicing.

        SECTION 7. Successor and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser or the successors and assigns of the Purchaser which shall not be unreasonably withheld or delayed.

        SECTION 8. Conditions to Closing. The obligations of the Seller and the Purchaser to consummate the sale and purchase of the Mortgage Loans on the Purchase Date are subject to the satisfaction of the following conditions:

                (a) All representations and warranties of Seller and Purchaser under this Agreement shall be true and correct as of the Purchase Date, and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

                (b) All Mortgage Loan Documents shall have been delivered to the Custodian; and

                (c) All other terms and conditions of this Agreement shall have been complied with in all material respects.

        Subject to the foregoing conditions, Purchaser shall pay the Purchase Price to Seller on the Purchase Date by wire transfer of immediately available funds to the account designated by Seller.

        SECTION 9. Costs. Seller shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys, and fees incurred in connection with the transfer of the Mortgage Loan Documents to the Custodian. Seller shall prepare the Assignment of Security Instrument and pay all recording fees with respect to the transfer of each Mortgage Loan to Purchaser or its designee.

        SECTION 10. Notices. All demands, notices and communication hereunder shall be in writing and shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested at the address listed below or at such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee as follows: if to Purchaser: RealTrust Asset Corporation, 2855 East Cottonwood Parkway, Suite 500, Salt Lake City, Utah 84121, Attn: Chairman, and if to Seller: CMG Funding Corp., 2855 East Cottonwood Parkway, Suite 500, Salt Lake City, Utah 84121, Attn: President.

        SECTION 11. Severability Clause. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

        SECTION 12. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.


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
        SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah.

        SECTION 14. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        SECTION 15. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        SECTION 16. Survival. This Agreement, and the representations and warranties contained herein, shall survive the Purchase and shall not merge into the purchase documents.

        SECTION 17. Amendment. This Agreement may only be amended with the written consent of both Seller and Purchaser.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.



                                RealTrust Asset Corporation



                                By:______________________________________
                                Name:____________________________________
                                Title:___________________________________



                                CMG Funding Corp.



                                By:______________________________________
                                Name:____________________________________
                                Title:___________________________________


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
                                   EXHIBIT "B"

                         List of Mortgage Loan Documents
                             and Delivery Procedures


Required Mortgage Loan Documents


(1) Original Note bearing all intervening endorsements and (if applicable) the original recorded assumption agreement, together with the original of any surety agreement or guaranty agreement relating to the Note or any such assumption agreement, endorsed in blank.

(2)     Buy-down Agreement (if applicable)

(3) Security Instrument (including any required addenda and riders) consisting of either the recorded original or a certified copy of the original if the Security Instrument is unavailable because it is in the process of being recorded or the original in a form suitable for recording;

(4) Originals or certified copies of any intervening Assignment of the Security Instrument;

(5)     Original unrecorded Assignment of the Security Instrument in blank;

(6) An original Title Insurance Policy; if any such policy has not been issued, a written commitment for such policy (or a copy thereof) issued by the title insurance company or a binder or Preliminary Title Report if the Mortgaged Premises is located in California.

(7) Credit file - the same file used by RealTrust during its underwriting of the Mortgage Loan.

(8)     Servicer file - to be delivered with the transfer of servicing.


Delivery Instructions


Mortgage Loans must be delivered to:

RealTrust Asset Corporation
2855 East Cottonwood Parkway
Suite 500
Salt Lake City, Utah  84121


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